As filed with the Securities and Exchange Commission on April 18, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	81-0980861
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
Telephone: (919) 474-6700 (Address of principal executive offices) (Zip code)
Bioventus Inc. 2021 Incentive Award Plan
Bioventus Inc. 2021 Employee Stock Purchase Plan
(Full title of the plans)

Anthony P. Bihl III
Interim Chief Executive Officer
Bioventus Inc.
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(919) 474-6700
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:
Donald Reynolds, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Telephone: 919.781.4000
Fax: 919.781.4865

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,503,239 shares of Bioventus Inc.’s (the “Registrant”) Class A common stock to be issued pursuant to the Bioventus Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 620,630 shares of the Registrant’s Class A common stock to be issued pursuant to the Bioventus Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8
The contents of the Registration Statements on Form S-8 (File No. 333-252981) and Form S-8 (File No. 333-263496), filed with the Securities and Exchange Commission, relating to the 2021 Plan and the 2021 ESPP, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 8. Exhibits

Exhibit no.	Description

4.1
Amended and Restated Certificate of Incorporation of Bioventus Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37844) filed on February 17, 2021.

4.2	Amended and Restated Bylaws of Bioventus Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37844) filed on February 17, 2021)

5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP

23.1*	Consent of Grant Thornton, Independent Registered Public Accounting Firm

23.2*	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Bioventus Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No 001-37844), filed on August 12, 2022)

99.2	Bioventus Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.44 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-252238), filed on February 4, 2021)

107.1*	Filing Fee Table
* Filed herewith
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on April 18, 2023.

BIOVENTUS INC.

Date: April 18, 2023	By:	/s/ Anthony P. Bihl III
Anthony P. Bihl III Interim Chief Executive Officer and Director

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Anthony P. Bihl III and Mark L. Singleton, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Date	Title

/s/ Anthony P. Bihl III	April 18, 2023	Chief Executive Officer and Director (Principal Executive Officer)
Anthony P. Bihl III

/s/ Mark L. Singleton	April 18, 2023	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark L. Singleton

/s/ William A. Hawkins III	April 18, 2023	Chairman
William A. Hawkins III

/s/ John A. Bartholdson	April 18, 2023	Director
John A. Bartholdson

/s/ Patrick J. Beyer	April 18, 2023	Director
Patrick J. Beyer

/s/ Philip G. Cowdy	April 18, 2023	Director
Philip G. Cowdy

/s/ Mary Kay Ladone	April 18, 2023	Director
Mary Kay Ladone

/s/ Michelle McMurry-Heath	April 18, 2023	Director
Michelle McMurry-Heath

/s/ Guido J. Neels	April 18, 2023	Director
Guido J. Neels

/s/ Guy P. Nohra	April 18, 2023	Director
Guy P. Nohra

/s/ Susan M. Stalnecker	April 18, 2023	Director
Susan M. Stalnecker

/s/ Martin P. Sutter	April 18, 2023	Director
Martin P. Sutter